Exhibit 10.2
FIRST AMENDMENT
TO
EQUITY OFFICE PROPERTIES TRUST
SHARE APPRECIATION RIGHTS AGREEMENT
     This FIRST AMENDMENT TO SHARE APPRECIATION RIGHTS AGREEMENT (the “First Amendment”), is entered into this 31st day of May, 2005, between Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen, a stichting formed according to the laws of the Kingdom of The Netherlands (“PGGM”).
WITNESSETH:
     WHEREAS, the Company and Jan H. W. R. van der Vlist (the “Grantee”) entered into a Share Appreciation Rights Agreement dated September 20, 2004, and having a Deemed Grant Date of June 15, 2003 (the “2003 SARs Agreement”) regarding part of the consideration for Grantee’s service as a Trustee of the Company, and
     WHEREAS, on September 20, 2004, the Grantee transferred all of his rights under the 2003 SARs Agreement and the associated SARs to PGGM, and
     WHEREAS, the Company and PGGM now believe it is necessary to amend the 2003 SARs Agreement in such a manner that it will comply with United States income tax laws relating to the payment and taxation of deferred compensation;
     NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants set forth in this First Amendment, the Company and PGGM hereby agree to amend the 2003 SARs Agreement as follows:
1.	Paragraph 4(a)(iii) is amended in its entirety to read as follows:
“(iii) the remaining Option SARs on or after June 30, 2005.”
2.	Paragraph 4(b)(ii) is deleted in its entirety and replaced by new Paragraphs 4(b)(ii) and 4(b)(iii) to read in their entirety as follows:
“(ii) an additional one-fifth (1/5) of the initial Restricted SARs grant made hereunder (rounded to the nearest whole SAR) on or after June 30, 2005.

“(iii) an additional one-fifth (1/5) of the initial Restricted SARs grant made hereunder (rounded to the nearest whole SAR) on or after the third and each subsequent anniversary of the Deemed Grant Date.”

3.	Capitalized terms used and not defined in this First Amendment shall have the same meanings given to such terms in the 2003 SARs Agreement.

4.	Except as expressly set forth above, the terms and conditions of the 2003 SARs Agreement are hereby reconfirmed and agreed to continue in full force and effect.

IN WITNESS WHEREOF, each of the undersigned have executed this First Amendment as of the day and year first written above.

EQUITY OFFICE PROPERTIES TRUST
By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Its:	Executive Vice President

STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN:
By:	/s/ Jan H. W. R. van der Vlist
Jan H. W. R. van der Vlist
Its:	Director of Structured Investments